EXHIBIT (A)(5)
                                USF&G CORPORATION

                           OFFER TO PURCHASE FOR CASH

                         ANY AND ALL OF THE OUTSTANDING

               ZERO COUPON CONVERTIBLE SUBORDINATED NOTES DUE 2009

                                       OF

                                USF&G CORPORATION

   SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 15, 1998, UNLESS THE OFFER IS EXTENDED (SUCH TIME AND DATE OR THE LATEST EXTENSION THEREOF, IF EXTENDED, THE "EXPIRATION DATE"). NOTES TENDERED IN THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

                                                                   May 15, 1998
To Brokers, Dealers, Commercial Banks,
   Trust Companies and Other Nominees:

    Enclosed for your consideration is a Change of Control Notice and Offer to Purchase, dated May 15, 1998 (as the same may be amended from time to time, the "Offer to Purchase"), and a form of Letter of Transmittal and instructions thereto (the "Letter of Transmittal") relating to the offer (the "Offer") by USF&G Corporation ("USF&G") to purchase for cash any and all of the outstanding Zero Coupon Convertible Subordinated Notes due 2009 of USF&G (the "Notes"). The "Repurchase Price" of $620.70 is the Issue Price ($512.98 per $1,000 principal amount at maturity) plus Original Issue Discount (the difference between the Issue Price and the principal amount at maturity of the Note) accrued (at 4.5% per annum, on a semi-annual bond equivalent basis using a 360-day year composed of twelve 30-day months, from the Issue Date (March 3, 1994) of the Notes) through June 15, 1998, the date that is 35 Business Days after the occurrence of the Change of Control (as defined in the Offer to Purchase).

    We are asking you to contact your clients for whom you hold Notes registered in your name or in the name of your nominee. USF&G will pay all transfer taxes, if any, applicable to the tender of Notes, except as otherwise provided in the Offer to Purchase and the Letter of Transmittal.

    Enclosed is a copy of each of the following documents for forwarding to your clients:

    1.   The Offer to Purchase.

    2. A Blue Letter of Transmittal, including Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9, for your use in connection with the tender of Notes by record holders and for the information of your clients.

    3. A Yellow form of letter addressed "To Our Clients" that may be sent to your clients for whose accounts you hold Notes registered in your name or the name of your nominee, with space provided for obtaining the clients' instructions with regard to the Offer.

    4. A Pink Notice of Guaranteed Delivery to be used to accept the Offer if certificates for Notes are not lost but not immediately available, or if the procedure for book-entry transfer cannot be completed on or prior to the Expiration Date.

    5. A return envelope addressed to an affiliate of The Chase Manhattan Bank, as Depositary (the "Depositary").

    Your prompt action is requested. Notes tendered pursuant to the Offer may be validly withdrawn, subject to the procedures described in the Offer to Purchase, at any time prior to the Expiration Date.

    Please refer to "Procedures for Tendering Notes" in the Offer to Purchase for a description of the procedures which must be followed to tender Notes in the Offer.

     Additional copies of the enclosed materials may be obtained from the Depositary at (214) 672-5678 or (212) 946-3487.

                                      Very truly yours,



                                      USF&G CORPORATION


    NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY, THE TRUSTEE, OR THE DEPOSITARY, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE OFFER TO PURCHASE OR THE LETTER OF TRANSMITTAL.

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